                                                                  EXHIBIT 10.22


                      SECOND AMENDMENT TO LEASE AGREEMENT

         The parties to this Second Amendment to Lease Agreement (the "Amendment") are ARBORS ASSOCIATES, LTD., a Florida limited partnership (the "Landlord") and SMITH-GARDNER & ASSOCIATES, INC., a Florida corporation formerly known as SMITH GARDNER AND ASSOCIATES, INC. (the "Tenant"), who, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, agree as follows:

          1.       BACKGROUND.

                  1.1 Landlord and Tenant entered into that certain Lease dated July 1, 1994 (the "Lease") for Suite 100, 1615 Congress Avenue, Delray Beach, Florida (the "Original Premises").

                  1.2 Landlord and Tenant entered into that certain First Amendment to Lease Agreement dated September 22, 1997. However, the contingencies to the First Amendment were not satisfied and the First Amendment is now null and void and of no further effect.

                  1.3 Tenant wishes to expand the Premises to include additional space.

                  1.4      Tenant wishes to extend the term of the Lease.

                  1.5 Landlord and Tenant now wish to amend the Lease on the terms and conditions contained in this Amendment.

         2. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the same definitions given to them in the Lease, unless the context clearly indicates a contrary intent. If there is any conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall control. For purposes of this Amendment, the term "Date of this Amendment" shall mean the date on which this Amendment is executed by the last one of the parties to do so.

         3. EXPANSION OF PREMISES. As of December 1, 1999 (the "EXPANSION SPACE COMMENCEMENT DATE"), the Premises shall be expanded to include all of the space which is depicted in the sketch attached to this Amendment as EXHIBIT "A" and made a part of this Amendment (THE "EXPANSION SPACE"), as well as the Original Premises. The area of the Expansion Space is conclusively deemed for all purposes under this Amendment and the Lease to be 26,702 rentable square feet. The area of the Premises, including the Expansion Space, is conclusively deemed for all purposes under this Amendment and the Lease to be 72,827 rentable square feet. These square footage figures are stipulated amounts, agreed upon by the parties, and constitute a material part of the economic basis of this Amendment and the consideration to Landlord in entering into this Amendment. They shall not be adjusted without the written consent of Landlord and Tenant. From and after the Expansion Space Commencement Date, whenever the term Premises is used in the Lease or this Amendment it shall include the Original Premises and the Expansion Space.

         4. TERM. The Term as to the Expansion Space shall expire on December 31, 2006. Also, the Term as to the Original Premises is extended for an additional 60 calendar months, commencing January 1, 2002, and expiring December 31, 2006, so that the Term for the entire Premises (the Expansion Space and the Original Premises) shall be co-terminus

         5.       BASE RENTAL.

                  5.1 As of January 1, 2002, the Base Rental for the Original Premises portion of the Premises (excluding sales tax) shall be:

                  PERIOD                     MONTHLY RENT                       ANNUAL RENT
                  ------                     ------------                       -----------
          01/01/02 - 12/31/02                $56,118.75                         $673,425.00
          01/01/03 - 12/31/03                $58,348.13                         $700,177.50
          01/01/04 - 12/31/04                $60,692.81                         $728,313.75
          01/01/05 - 12/31/05                $63,114.38                         $757,372.50
          01/01/06 - 12/31/06                $65,651.25                         $787,815.00


                  5.2 As of December 1, 1999, the Base Rental for the Expansion Space portion of the Premises (excluding sales tax) shall be:

                  PERIOD                     MONTHLY RENT                       ANNUAL RENT
                  ------                     ------------                       -----------

          12/01/99 - 11/30/00                $25,589.42                         $ 307,073.04
          12/01/00 - 11/30/01                $26,612.99                         $ 319,355.89
          12/01/01 - 11/30/02                $27,677.51                         $ 332,130.12
          12/01/02 - 11/30/03                $28,784.61                         $ 345,415.32
          12/01/03 - 11/30/04                $29,936.00                         $ 359,232.00
          12/01/04 - 11/30/05                $31,133.44                         $ 373,601.28
          12/01/05 - 11/30/06                $32,378.78                         $ 388,557.36
          12/01/06 - 12/31/06                $33,673.93                                  N/A


         5.3 The Base Rental is a-flat amount and is not based on a price per square foot of space in the Premises.

         5.4 Notwithstanding anything contained in this Amendment to the contrary, as an inducement to Tenant to enter into this Amendment and as consideration for the execution of this Amendment by Tenant, Landlord agrees that if and for as long as Tenant is not in default under the Lease beyond any applicable grace period, Tenant shall have a rent credit in the amount of the rent owed for the first two months of the Tenn as to the Expansion Space only, which credit shall be applied to the installments of rent due for those months. If after Tenant has been granted all or any


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


portion of the rent credit, the Term is terminated (as determined by a court of competent jurisdiction) by virtue of a default by Tenant or Landlord resumes possession of the Premises consequent upon a default by Tenant (as determined by a court of competent jurisdiction), and Landlord is precluded by applicable law from collecting the full amount of damages attributable to the default as provided in the Default section of the Lease, then, in addition to all other available damages and remedies, Landlord shall also be entitled to recover from Tenant the unamortized portion (calculated using an interest rate of 12% per annum compounded monthly) of the rent credit, which sum shall not be deemed rent. This obligation to pay the rent credit shall survive the expiration or sooner termination of the Term.

         6.       CONSTRUCTION OF PREMISES.

                  6.1 Landlord has made no representation or promise as to the condition of the Expansion Space. Landlord shall not perform any alterations, additions, or improvements in order to make the Expansion Space suitable and ready for occupancy and use by Tenant, except to provide air conditioning to that portion of the Expansion Space that is not currently air conditioned. Landlord will coordinate such work with Tenant. Tenant has inspected the Expansion Space, is fully familiar with the physical condition of the Expansion Space, and shall accept the Expansion Space "as is," "where is," and "with all faults," and without any warranty, express or implied, or representation as to fitness or suitability. Nothing in this paragraph shall relieve Landlord from its obligations to maintain the portions of the Building specified in the Lease.

                  6.2 Except as set forth in Subsection 6.1, Tenant shall perform all work necessary or desirable for Tenant's occupancy of the Expansion Space (the "Tenant Improvements"). Tenant shall furnish to Landlord, for Landlord's written approval, a permit set (final construction drawings) of plans and specifications for the Tenant Improvements (the "Plans"). The Plans shall include the following: fully dimensioned architectural plan; electric/telephone outlet diagram; reflective ceiling plan with light switches; mechanical plan; furniture plan; electric power circuitry diagram; plumbing plans; all color and finish selections; all special equipment and fixture specifications; and fire sprinkler design drawings.

                  6.3 The Plans will be prepared by a licensed architect and the electrical and mechanical plans will be prepared by a licensed professional engineer. The Plans shall be produced on CAD. The architect and engineer will be subject to Landlord's approval, which shall not be unreasonably withheld. The Plans shall comply with all applicable laws, ordinances, directives, rules, regulations, and other requirements imposed by any and all governmental authorities having or asserting jurisdiction over the Premises. Landlord shall review the Plans and either approve or disapprove them, in Landlord's sole discretion, within seven days of receipt of the Plans. Should Landlord disapprove them, Tenant shall make any necessary modifications and resubmit the Plans to Landlord in final form within ten days following receipt of Landlord's disapproval of them. The approval by Landlord of the Plans and any approval by Landlord of any similar plans and specifications for any other alterations or the supervision by Landlord of any work performed on behalf of Tenant shall not: (i) imply Landlord's approval of the plans and specifications as to quality


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of design or fitness of any material or device used; (ii) imply that the plans and specifications are in compliance with any codes or other requirements of governmental authority (it being agreed that compliance with these requirements is solely Tenant's responsibility); (iii) impose any liability on Landlord to Tenant or any third party-, or (iv) serve as a waiver or forfeiture of any right of Landlord. The Tenant Improvements shall be constructed by a general contractor selected and paid by Tenant and reasonably approved by Landlord. The general contractor shall obtain a payment and performance bond in form complying with Section 713.23, Florida Statutes. A copy of the bond, the contractor's license(s) to do business in the jurisdiction(s), in which the Expansion Space is located, the fully executed contract between Tenant and the general contractor, the general contractor's work schedule, and all building or other governmental permits required in connection with the Tenant Improvements shall be delivered to Landlord prior to commencement of the Tenant Improvements. Tenant shall cooperate as reasonably necessary so that its general contractor will cause the Tenant Improvements to be completed promptly and with due diligence. The Tenant Improvements shall be performed in accordance with the Plans and shall be done in a good and workmanlike manner using new materials. All such work shall be done in compliance with all other applicable provisions of the Lease and with all applicable laws, ordinances, directives, rules, regulations, and other requirements of any governmental authorities having or asserting jurisdiction over the Premises. Prior to the commencement of any work by Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of builder's risk, comprehensive general liability, and workers' compensation insurance complying with the requirements set forth in the Insurance section of the Lease. Any damage to any part of the Property which occurs as a result of the Tenant Improvements shall be promptly repaired by Tenant,

                  6.4 Tenant shall also insure compliance with the following requirements concerning construction:

                           a.       Tenant and all construction personnel shall
abide by Landlord's job site rules and regulations and fully cooperate with Landlord's construction representatives in coordinating all construction activities in the Building, including, but not limited to, rules and regulations concerning working hours, parking, and use of the construction elevator.

                           b.       All transportation of construction
materials shall be on the padded construction elevator only.

                           c.       Tenant shall we responsible for cleaning up
any refuse or other materials left behind by construction personnel at the end of each work day.

                           d.       Tenant shall deliver to Landlord all forms
of approval provided by the appropriate local governmental authorities to certify that the Tenant Improvements have been completed and the Expansion Space is ready for occupancy, including, but not limited to, a final, unconditional certificate of occupancy.


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


                           e.       At all times during construction, Tenant
shall allow Landlord access to the Premises for inspection purposes. On completion of the Tenant Improvements, Tenant's general contractor shall review the Expansion Space with Landlord and Tenant and secure Landlord's and Tenant's acceptance of the Tenant Improvements.

         7. PROPORTIONATE SHARE. As of December 1, 1999 Tenant's Proportionate Share shall be increased to 75.11% (46.13% for the Original Premises and 28.98% for the Expansion Space). This share is a stipulated percentage, agreed upon by the parties, and constitutes a material part of the economic basis of this Amendment and the consideration to Landlord in entering into this Amendment.

         8. SIGNAGE. Subject to the terms and conditions of this paragraph, Tenant may, at its sole cost and expense, install signs in the following locations on the Building: (i) a sign bearing Tenant's logo may be installed on the facade over the front entrance to the Building, and (ii) a sign bearing Tenant's name or logo may be installed on the east side of the Building. All signage installed by Tenant shall be subject to Landlord's reasonable approval as to the location, design, size, construction, method of installation, and all other details. In addition, Tenant's rights to install signage shall be subject to all requirements of governmental authorities, including, but not limited to, receipt of all required permits and approvals from the City, of Delray Beach. The two signs described above are in addition to Tenant's existing sign located at the Southwest corner of the Building. These three signs are the only signs which Tenant may maintain on the Building. Tenant shall maintain, repair, and replace its signage in good condition and repair at all times, at its sole cost and expense. Upon the expiration or sooner termination of the Term, Tenant shall remove its signs and repair any damage caused by the removal. During the Term and for so long as Tenant is not in default under the Lease beyond any applicable grace period, Landlord shall not permit any other signage on the 1615 Building and shall not permit the name of any other tenant or occupant of the Building to be placed above Tenant's name or to be larger than Tenant's name on the entry monument sign for the Building along Congress Avenue. Should Tenant assign its interest under the Lease or sublet the Premises and should Tenant no longer occupy at least 75%, of the rentable square foot area of the Premises, the rights granted in this section shall automatically terminate.

         9. PARKING. In addition to tenant's existing rights under the Lease, effective December 1, 1999, Landlord shall provide Tenant with 15 covered, reserved parking spaces and 20 additional uncovered, reserved parking spaces. Under the original Lease, Tenant has the right to 40 uncovered, reserved parking spaces. Therefore, with the 20 additional uncovered, reserved parking spaces granted under this Amendment, Tenant shall now have the right to use a total of 60 uncovered, reserved parking spaces.

         10.      EXPANSION RIGHTS.

                  10.1 Rider No. 2 to the Lease is deleted and replaced with the following rights. If at any time during the Term, any portion of the Additional Expansion Space (as defined below) becomes available for leasing by Landlord and Landlord receives from a prospective tenant a bona fide offer to lease the Additional Expansion Space at a rent and upon other terms acceptable to


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


Landlord, or Landlord makes a bona fide proposal to lease the Additional Expansion Space to a prospective tenant, and, if at that time the Lease is in effect and Tenant is not in default under the Lease beyond any applicable grace period and Tenant is not holding over beyond the expiration of the Term, then Landlord shall give Tenant written notice of the offer or proposal specifying the rent and other terms of the offer or proposal and Tenant shall then have the prior option to lease the Additional Expansion Space at a rental and on terms equal; to the greater of (i) the rent and the other terms provided in the Lease (at the rate applicable to the Original Premises), and (ii) the rent and the other terms offered by or to the new prospective tenant, provided that Tenant exercises its prior option by giving Landlord written notice within ten days after Tenant's receipt of Landlord's notice of the offer. If Tenant does not exercise its rights within ten days after notice has been given to Tenant of the availability of the portion of the Additional Expansion Space identified in the notice, this option shall expire and be of no further force and effect as to that portion of the Additional Expansion Space and thereafter Landlord shall be free to rent that portion of the Additional Expansion Space to the prospective tenant on substantially the same terms as disclosed in the notice to Tenant. If the prospective tenant does not lease that portion of the Additional Expansion Space, that portion of the Additional Expansion Space shall remain subject to the rights granted to Tenant in this subsection. However, once Landlord rents that portion of the Additional Expansion Space to a new tenant, following a failure of Tenant to exercise its rights as to that space, such portion of the Additional Expansion Space leased to the new tenant shall thereafter be free of all rights of Tenant and this option shall expire and be of no further force and effect as to such portion of the Additional Expansion Space. The option once exercised is irrevocable. If the option is exercised, the terms of the Lease, including the obligation to pay rent, shall commence as to the Additional Expansion Space as of the date which is the earlier of (i) 120 days after the date of the exercise of the option; or (ii) the date when Tenant shall take possession of the Additional Expansion Space for the conduct of its business; or (iii) the date of substantial completion of any tenant improvements to the Additional Expansion Space. Substantial completion shall be deemed to have occurred on the date that a Certificate of Occupancy or its equivalent is issued by the appropriate local governmental entity for the Additional Expansion Space, or if no Certificate of Occupancy will be issued for the Additional Expansion Space, the date on which the improvements to the Additional Expansion Space are substantially completed so that Tenant may use them for their intended purpose, notwithstanding that minor punchlist items or in substantial details as to construction, decoration, or mechanical adjustment remain to be performed. Landlord shall, in accordance with the foregoing, determine the commencement date as to the Additional Expansion Space and shall notify Tenant of the date so determined. Tenant shall, if Landlord so requests, thereafter execute a letter confirming the commencement date and the expiration date of the Term substantially in the form of EXHIBIT "B" to this Amendment. The failure of Tenant to execute the letter shall not affect the validity of the commencement date as determined by Landlord. The rights granted in this section shall be subject to the satisfaction of the following conditions: (i) no portion of the Premises is sublet to anyone at the time Landlord would otherwise notify Tenant of the availability of the Additional Expansion Space; (ii) the Lease has not been assigned to anyone at the time Landlord would otherwise notify Tenant of the availability of the Additional Expansion Space; (iii) the Additional Expansion Space is intended for the exclusive use of Tenant only, and (iv) Tenant shall have no rights under this section during the last two years of the Term. The rights granted in this section are subject and subordinate


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to the rights of Joseph E. Seagram & Sons, Inc. which have been granted by
Landlord prior to the Date of this Amendment. The rights of Joseph E. Seagram's & Son, Inc. include: (i) renewal options for space in the 1625 Building; (ii) rights of first refusal for vacant space in the 1615 Building; and (iii) expansion options for vacant space in the 1625 Building.

                  10.2 By way of clarification, whenever in this section it is stated that Tenant shall have the right to lease the Additional Expansion Space on the same terms and conditions of the Lease then in effect, including the Base Rental and adjusted additional rent, this phrase shall mean that the Base Rental under the Lease shall be increased by the product of the number of rentable square feet of space in the applicable Additional Expansion Space being leased by Tenant and the rental rate per square foot of space set forth in the Lease and ' in Subsection 5.1 of this Amendment as applicable to the Original Premises in effect as of the commencement date for the Additional Expansion Space and as increased thereafter under the Lease and Subsection 5.1 of this Amendment. In addition, Tenant's Proportionate Share shall be increased by taking into account the rentable square foot area of the applicable Additional Expansion Space leased by Tenant. In addition, the tenant improvement allowance for the Additional Expansion Space shall be prorated based on the remaining term which will apply to the Additional Expansion Space. In other words, the amount of the tenant improvement allowance shall be equal to the product of $.10 times the number of months remaining in the Term as of the commencement date for the Additional Expansion Space which product shall then be multiplied times the rentable square foot area of the portion of the Additional Expansion Space which Tenant leases in order to arrive at the total amount of the tenant improvement allowance for the applicable portion of the Additional Expansion Space? The tenant improvement allowance shall be paid in accordance with the procedures set forth in Section 6 of this Amendment and shall be otherwise governed by the provisions of Section 6.

                  10.3 The term "ADDITIONAL EXPANSION SPACE" shall mean any vacant space in Building 1615 or Building 1690 and, as to Building 1625: (i) if such Building is not occupied by any tenant, any available full floor in the Building; or (ii) if such Building is occupied by any other tenant, any available space in the Building. Tenant must exercise its rights under this section as to Additional Expansion Space in Building 1615 first before it shall have any rights as to Additional Expansion Space in Building 1625.

                  11. OPERATING EXPENSES. The cap on Controllable Operating Expenses provided in the Lease shall apply to the Operating Expenses for the Original Premises only and shall not apply to the Operating Expenses for the Expansion Space portion of the Premises.

                  12. NO FURTHER EXTENSION. Tenant acknowledges that the Lease contains no further rights to extend or renew the Term and that Tenant possesses no other rights to occupy the Premises beyond the date through which the Term has been extended in this Amendment.

                  13. ACCESS TO BUILDING. It is Landlord's policy to close the Building, suspend HVAC, elevator, and other services, and to preclude access to the Building by tenants during the threat of a hurricane or storm or natural disaster in order to ameliorate the risks of bodily injury or property


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


damage. In exchange for Tenant's execution of the Release attached as EXHIBIT "C" to this Amendment, Landlord shall not require Tenant to vacate the Building in accordance with Landlord's policies.

         15. RATIFICATION. Except as modified by this Amendment, the Lease shall remain otherwise unmodified and in full force and effect and the parties ratify and confirm the terms of the Lease as modified by this Amendment. The Lease, as amended, contains the entire agreement between Landlord and Tenant as to the Premises, and there are no other agreements, oral or written, between Landlord and Tenant relating to the Premises. Landlord and Tenant certify: (i) that they have no offsets, defenses, or claims as to their obligations under the Lease; and (ii) there is no existing basis for Landlord or Tenant to terminate the Lease. All future references to the Lease shall mean the Lease as modified by this Amendment.

         16. TENANT'S REPRESENTATIONS. Tenant represents and warrants as follows.

         16.1 Tenant is duty organized, validly existing, and in good standing under the laws of the state in which it was formed and is duly qualified to transact business in the State of Florida.

         16.2 Tenant has full power to execute, deliver, and perform its obligations under this Amendment.

         16.3 The execution and delivery of this Amendment, and the performance by Tenant of its obligations under this Amendment, have been duly authorized by all necessary action of Tenant, and do not contravene or conflict with any provisions of Tenant's Articles of Incorporation or Bylaws or any other agreement binding on Tenant

         16.4 The individual executing this Amendment on behalf of Tenant has full authority to do so.

         16.5 The scroll seal set forth immediately below the signature of the individual executing this Amendment on Tenant's behalf has been adopted by the corporation as its seal for the purpose of execution of this Amendment and the scroll seal has been affixed to this Amendment as


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


the seal of the corporation and not as the personal or private seal of the officer executing this Amendment on behalf of the corporation.

         16.6 Tenant's financial statements previously furnished to Landlord were at the time given true and correct in all material respects and there have been no material changes to the information contained in such financial statements subsequent to the dates thereof.

         17. LANDLORD'S REPRESENTATIONS. Landlord represents and warrants as follows:

         17.1 Landlord is duly organized, validly existing, and in good standing under the laws of the state in which it was formed and is duly qualified to transact business in the State of Florida.

         17.2 Landlord has full power to execute, deliver, and perform its obligations under this Amendment.

         17.3 The execution and delivery of this Amendment, and the performance by Landlord of its obligations under this Amendment, have been duly authorized by all necessary action of Landlord and do not contravene or conflict with any provisions of Landlord's Partnership Agreement or any other agreement binding on Landlord.

         17.4 The individual executing this Amendment on behalf of Landlord has full authority to do so,

         17.5 The scroll seal set forth immediately below the signature of the individual signing this Amendment on Landlord's behalf has been adopted by the corporation as its seal for the purpose of execution of this Amendment and the scroll seal has been affixed to this Amendment as the seal of the corporation and not as the personal or private seal of the officer executing this Amendment on behalf of the corporation.

         17.6 Subject to execution of an amendment to the Lease between Landlord and Sunbeam Corporation under which the Expansion Space will be deleted from the premises currently leased to Sunbeam Corporation, no consents from lenders (other than BankBoston), tenants, or other parties are required as a condition to the effectiveness of this Amendment and no tenants or other parties have any right or claim to the Expansion Space, including without limitation, Sunbeam Corporation and Radisys Corporation.

         18. BINDING ON LANDLORD. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed it and delivered it to Tenant.

         19. BROKER. Landlord and Tenant represent and warrant that they have neither consulted nor negotiated with any broker or finder as to this Amendment except CR Leasing & Development,


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


Inc., Crocker & Associates, L.P., and Cushman & Wakefield of Florida, Inc. (collectively, the "Leasing Broker"), Landlord and Tenant shall indemnify, defend, and save the other harmless from and against any claims for fees or commissions from anyone other than the Leasing Broker with whom they have dealt concerning the Premises or this Amendment including attorneys' fees incurred in the defense of any such claim. Landlord shall indemnify, defend, and hold harmless Tenant from any claims by the Leasing Broker for a commission in connection with this Amendment, including attorneys' fees incurred in connection with the defense of any such claim.

         20. Benefit and Binding Effect. THIS Amendment shall be binding upon and inure to the benefit of the parties to this Amendment, their legal representatives, successors, and permitted assigns.

         21. AMENDMENT. This Amendment may not be changed, modified, or discharged in whole or in part except by an agreement in writing signed by both parties to this Amendment.

         22. CONSTRUCTION OF LANGUAGE. This Amendment has been negotiated at "at arm's length" by and between Landlord and Tenant, each having the opportunity to be represented by legal counsel of its choice and to negotiate the form and substance of this Amendment. Therefore, this Amendment shall not be more strictly construed against either party by reason of the fact that one party may have drafted any or all of the provisions of this Amendment.

         23. FACSIMILE TRANSMISSIONS. This Amendment may be transmitted between the parties by facsimile machine. The parties intend that faxed signatures constitute original signatures and a faxed Amendment containing the signatures (original or faxed) of all parties is binding on the parties.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment to Lease Agreement as of the date executed by the last of the parties to do so.


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

  WITNESSES:                           LANDLORD:

  -----------------------------        ARBORS ASSOCIATES, LTD., a Florida limited partnership

  -----------------------------          By:  BFC/ARBORS LLC, a Florida limited liability
  (Type or print name)                        company, General Partner

  -----------------------------               By:  CROCKER REALTY TRUST, L.P., a
                                                   Delaware limited partnership, Member

  -----------------------------                    By: CRT-GP, LLC, a Delaware limited liability
  (Type or print name)                                 company, General Partner

                                                       By: CROCKER OPERATING
                                                           PARTNERSHIP, L.P., a Delaware
                                                           limited partnership, Member

                                                            By:  CROCKER REALTY TRUST
                                                                 INC., a Maryland corporation,
                                                                 General Partner

                                                                 By: /S/ Drew P. Cunningham
                                                                     ---------------------------
                                                                 its: Senior Vice President
                                                                     ---------------------------
                                                                 Date Executed: 12/3/99
                                                                               -----------------

                                       TENANT:
  -------------------------------

                                       SMITH-GARDNER & ASSOCIATES, INC., a Florida
  -------------------------------       corporation
  (Type or print name)

                                       By: /s/ Martin K. Weinbaum
                                           -----------------------------------------------------
  -------------------------------      Name: Martin K. Weinbaum
                                             ---------------------------------------------------
                                       Title: Vice President Finance
                                              --------------------------------------------------
  -------------------------------      Date Executed: 12/1/99
  (Type or print name)                                ------------------------------------------


                                                (CORPORATE SEAL)


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